Exhibit 10.2


                       EMPLOYMENT AGREEMENT
                       --------------------
                       (Michael L. Falcone)


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made this 1ST day of August, 1996 by and between MUNICIPAL MORTGAGE AND EQUITY, L.L.C., a Delaware limited liability company ("Employer") and MICHAEL L. FALCONE ("Employee").

     WHEREAS, Employer is engaged in the business of acquiring and providing asset management services for real estate and debt and equity investments therein, with a particular emphasis on investments generating tax-exempt income and investments in, or secured by, multi-family properties, congregate care and assisted living facilities and similar properties;

     WHEREAS, Employee has particular skill, experience and background in investments and asset management services of the type in which the Employer primarily engages; and

     WHEREAS, Employer and Employee desire to enter into an employment relationship, the terms of which are to be set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree as follows:

    1. EMPLOYMENT AND DUTIES. Employer agrees to hire Employee, and Employee agrees to be employed by Employer, as Senior Vice President of Employer on the terms and conditions provided in this Agreement. Employee shall perform the duties and responsibilities reasonably determined from time to time by the Chief Executive Officer ("CEO") of the Employer consistent with the types of duties and responsibilities typically performed by a person serving as Senior Vice President of businesses similar to that of Employer. Employee agrees to devote his best efforts and full time, attention and skill in performing the duties of Senior Vice President. Provided that such activity shall not violate any provision of this Agreement (including the noncompetition provisions of Section 8 below) or materially interfere with his performance of his duties hereunder, nothing herein shall prohibit Employee (a) from consulting with or serving as an officer or director of SCA Realty Holdings, Inc. and its subsidiaries and affiliates and or of Shelter Development Corporation and its subsidiaries and affiliates, (b) from participating in any other business activities approved in advance by the CEO or by the Chairman of the Board of Directors (the "Board") in accordance with any terms and conditions of such approval, such approval not to be unreasonably withheld or delayed,

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(c)  from  engaging  in  charitable,  civil,  fraternal   or   trade  group
activities, or (d) from investing in other entities or business ventures.

    2.    COMPENSATION.    As  compensation  for  performing  the  services
required by this Agreement, and during the term of this Agreement, Employee shall compensated as follows:

          (a) BASE COMPENSATION. Employer shall pay to Employee an annual salary ("Base Compensation") of One Hundred Twenty-Five Thousand Dollars ($125,000), payable in accordance with the general policies and procedures of the Employer for payment of salaries to executive personnel, but in any event no less frequently than every two weeks, in substantially equal installments, subject to withholding for applicable federal, state and local taxes. Increases in Base Compensation, if any, shall be determined by the Compensation Committee of the Board based on the recommendation of the CEO and on periodic reviews of Employee's performance conducted on at least an annual basis. During the term of this Agreement, Employee's annual Base Compensation shall not be reduced below the initial Base Compensation set forth above.

          (b) INCENTIVE COMPENSATION. In addition to Base Compensation, Employee shall be eligible to receive additional compensation ("Incentive Compensation"), pursuant to an Incentive Compensation Plan to be adopted by the Employer. The Incentive Compensation Plan will provide that Employee is eligible to receive an annual cash bonus of up to 100% of Employee's Base Compensation then in effect. The Incentive Compensation Plan will provide that the amount of the bonus will be based on a formula tied to Employer's achievement of specified targets of growth in earnings available for distribution to shareholders as determined by the Compensation Committee and the recommendation of the CEO. Employee acknowledges that the formula set forth in the Incentive Compensation Plan may vary for each employee who participates therein. Incentive Compensation for any given fiscal year shall be determined no later than 60 days after the end of Employer's fiscal year and paid no later than 75 days after the close of the fiscal year. If Employee shall be employed for only a portion of a fiscal year for which Employee is eligible for Incentive Compensation, the amount of Incentive Compensation payable shall be the amount payable for the full year reduced by the percentage which the number of months (including any partial months) worked bears to twelve (the "Proportionate Share").

          (c) OPTION TO ACQUIRE SHARES. Employer has established and Employee shall be entitled to participate throughout the term of this Agreement in Employer's 1995 Share Incentive Plan and any successor plan. Employee's participation in such plan is subject to the terms thereof. The CEO of the Employer shall recommend to the Compensation Committee of the

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Board that Employee receive, during Employer's  first  year  of  operation,
options  to  purchase  Employer's  Growth  Shares.   Such options shall  be
exercisable at the market value of Growth Shares as of the date the options are awarded. The CEO shall base his recommendation on comparable option awards to employees having similar responsibilities in companies of comparable business and size.

    3.    EMPLOYEE BENEFITS.

          (a) During the term of this Agreement, Employee and his eligible dependents shall have the right to participate in any retirement, pension, insurance, health or other benefit plan or program adopted by Employer (or in which Employer participates) to the same extent as any other officer of the Employer, subject, in the case of a plan or program, to all of the terms and conditions thereof, and to any limitations imposed by law. To the extent that Employee has similar benefits under a plan or program established by any other entity, Employee shall nonetheless have the right to the benefits provided by Employer's plan or program; provided, however, that where by the terms of any plan or program, or under applicable law, Employee may only participate in one such plan or program, Employee shall have the option to limit his participation to the plan or program sponsored by Employer, or to such other plan or program. Employee shall have the right, to the extent permitted under any applicable law, to participate concurrently in plans or programs sponsored by others (including self-employment plans or programs) and in plans or programs sponsored by Employer.

          (b) TAX BENEFIT ADJUSTMENT. If, as a result of any acquisition of Growth Shares by Employee, Employee shall either lose personal income tax deductions, be required to report additional personal taxable income, or be required to pay additional taxes or charges, which deductions, income or taxes would not have been lost, reportable, or payable, as the case may be, had Employee not owned any Growth Shares, Employer shall pay Employee a bonus on April 1 of each calendar year equal to all additional taxes or charges Employee is required to pay, attributable to the prior calendar year, which would not have been payable had Employee not owned Growth Shares.

    4. VACATION, SICKNESS AND LEAVES OF ABSENCE. Employee shall be entitled to the normal and customary amount of paid vacation provided to officers of Employer, but in no event less than six weeks during each fiscal year. Employee shall provide Employer with reasonable notice of anticipated vacation dates. Any vacation days that are not taken in a given fiscal year shall accrue and carryover from year to year, and, upon any termination of this Agreement for any reason whatsoever, all accrued and unused vacation time will be paid to Employee within 10 days of such

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

termination based on his annual rate of Base Compensation in effect on the date of such termination; provided, however, that no more than 20 days of accrued vacation may be carried over at any time. In addition, Employee shall be entitled to such sick leave and holidays, with pay, as Employer provides to other officers. Unused sick leave shall be carried forward or compensated upon termination of employment. Employee may also be granted leaves of absence with or without pay for such valid and legitimate reasons as the Board on recommendation from the CEO, in its sole and absolute discretion, may determine.

    5. EXPENSES. Employee shall be entitled to receive, within 14 days after he has delivered to the Employer an itemized statement thereof, and after presentation of such invoices or similar records as the Employer may reasonably require, reimbursement for all necessary and reasonable expenses incurred by him in connection with the performance of his duties.

    6. TERM. The initial term of this Agreement shall be for three years (the "Initial Term"), commencing on the effective date of the merger of SCA Tax Exempt Fund Limited Partnership into Employer (the "Effective Date"). This Agreement shall automatically renew for successive one-year periods after the end of the Initial Term, unless at least thirty days prior to the commencement of any such extension period either party shall give the other party written notice of its intention to terminate this Agreement. The term of this Agreement in effect at any given time is herein referred to as the "Term". Any termination under of this Agreement shall be subject to Section 7 below.

    7.    TERMINATION AND TERMINATION BENEFITS.

          (a)  TERMINATION BY EMPLOYER.

                 (i) WITHOUT CAUSE. Employer may terminate this Agreement and Employee's employment at any time upon ninety (90) days prior written notice to Employee, during which period Employer shall have the option to require Employee to continue to perform his duties under this Agreement. Employee shall be paid his Base Compensation and all other benefits to which he is entitled under this Agreement up through the effective date of termination, plus his Proportionate Share of Incentive Compensation for the year in which the termination occurs.

                (ii) WITH CAUSE. Employer may terminate this Agreement with cause upon ten (10) days prior written notice to Employee. In such event, Employee shall be paid his Base Compensation and all other benefits to which he is entitled under this Agreement up through the effective date of termination, plus his Proportionate Share of Incentive Compensation for the year in which termination occurs. For purposes of this Section,

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

termination for cause shall mean (A) acts or omissions by the Employee with respect to the Employer which constitute intentional misconduct or a knowing violation of law; (B) receipt by the Employee of money, property or services from the Employer or from another person dealing with Employer in violation of law or this Agreement, (C) breach by Employee of the noncompetition provisions of this Agreement, (D) breach by the Employee of his duty of loyalty to the Employer, (E) gross negligence by the Employee in the performance of his duties, or (F) repeated failure by the Employee to perform services that have been reasonably requested of him by the Board, following notice and opportunity to cure and if such requests are consistent with this Agreement.

               (iii) DISABILITY. If due to illness, physical or mental disability, or other incapacity, Employee shall fail to perform the duties required by this Agreement, Employer may terminate this Agreement upon 30 days written notice to Employee. In such event, Employee shall be paid his Base Compensation and receive all benefits owing to him under this Agreement through the effective date of termination and shall receive his Proportionate Share of Incentive Compensation for the year in which the termination occurs. Employee shall be considered disabled under this paragraph if he is unable to work due to disability for a total of 120 or more business days during any 12-month period. Nothing in this paragraph shall be construed to limit Employee's rights to the benefits of any disability insurance policy provided by Employer and this Section shall not be construed as varying the terms of any such policy in any manner adverse to Employee.

          (b) TERMINATION BY EMPLOYEE. Employee may terminate this Agreement for good reason upon 90 days prior written notice to Employer. In such event, Employee shall be paid his Base Compensation and shall receive all benefits through the date of termination and shall receive his Proportionate Share of Incentive Compensation for the year of termination. Employee shall have "good reason" to terminate his employment if (i) his Base Compensation, as in effect at any given time, shall be reduced without his consent, (ii) Employer shall fail to provide any of the payments or benefits provided for under this Agreement, (iii) Employer shall materially reduce or alter Employee's duties as Senior Vice President, (iv) Employer shall require Employee to take any act which would be a violation of federal, state or local criminal law, and (v) Employer shall require Employee to take any act which would not be in the best interests of the Employer and its shareholders.

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

          (c)  TERMINATION COMPENSATION.

               (i)TERMINATION WITHOUT CAUSE OR FOR  GOOD  REASON.   In  the
event of a termination of this Agreement prior to the end of the Term, pursuant to Section 7(a)(i), 7(a)(iii) or 7(b), Employer, in addition to the Base Compensation, benefits and Incentive Compensation payable as provided in such sections, shall pay to Employee additional compensation ("Termination Compensation") as follows. If the termination does not follow a Change in Control (as defined in subparagraph (ii) below), Termination Compensation shall be equal to the greater of (a) 18 months Base Compensation or (b) the Base Compensation that Employee would have received during the remaining Term of this Agreement. Termination Compensation shall be paid in four equal quarterly payments beginning on the first day of the first calendar month following the termination date, unless Employer elects to make such payments sooner.

                (ii) CHANGE IN CONTROL. The acquisition of voting control of the Employer by any one or more persons or entities who are directly, or indirectly through one or more intermediaries, under common control, or who are related to each other within the meaning of Sections 267 and 707(b) of the Internal Revenue Code, shall be deemed a "Change in Control." In the event Employee is terminated within eighteen months of a Change in Control, Termination Compensation shall be equal to two years Base Compensation, payable in a lump sum on the effective date of Employee's termination. Such Termination Compensation shall be in addition to all other compensation and benefits to which Employee is entitled for a termination without cause under Section 7(a)(i) above, and shall be payable even in the event of a termination effective as of the end of the Term.

          (d) DEATH BENEFIT. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of Employee's death. In such event, Employee's estate shall be paid two years' Base Compensation as follows: to the extent of any insurance carried by Employer on Employee's life, the death benefit shall be payable in a lump sum within five (5) business days' of Employer's receipt of the insurance proceeds; any portion of the death benefit not covered by insurance shall be paid in eight equal installments payable on the first day of each calendar quarter following Employee's death. Employer shall carry as much life insurance on Employee's life as the Board on recommendation of the CEO may from time to time determine.

    8.    COVENANT NOT TO COMPETE.

          (a)  NONCOMPETITION.   From  and  after  the  Effective  Date and
continuing  for  the  longer of (i) 12 months following the termination  of

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this Agreement or (ii)  the  remainder  of  the  Term  of  this  Agreement,
Employee shall not within the State of Maryland engage in or carry on, directly or indirectly, whether as an advisor, principal, agent, partner, officer, director, employee, shareholder, associate or consultant of or to any person, partnership, corporation or any other business entity, the business of financing or asset management of multi-family apartment properties financed by tax-exempt bonds without the prior written consent of the Board; provided, however, if Employer terminates Employee without cause under Section 7(a)(i) above, or the Employee resigns for good reason under Section 7(b) above, this Section 8(a) shall not apply.

          (b) REASONABLE RESTRICTIONS. Employee acknowledges that the restrictions of subparagraph (a) above are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of the Employer, and are a material inducement to the Employer to enter into this Agreement. Employer and Employee both agree that in the event a court shall determine any portion of the restrictions in subparagraph (a) are not reasonable, the court may change such restrictions, including without limitation the geographical restrictions and the duration restrictions, to reflect a restriction which the court will enforce as reasonable.

          (c) SPECIFIC PERFORMANCE. Employee acknowledges that the obligations undertaken by him pursuant to this Agreement are unique and that if Employee shall fail to abide by any of the restrictions set forth in subparagraph (a), Employer will have no adequate remedy at law. Employee therefore confirms that Employer shall have the right, in the event of a violation of subparagraph (a), to injunctive relief to enforce the terms of this Section 8 or, in the alternative, the right to $50,000 in liquidated damages. This right to injunctive relief or liquidated damages shall be Employer's exclusive remedy at law or in equity.

    9. INDEMNIFICATION AND LIABILITY INSURANCE. Employer hereby agrees to indemnify and hold Employee harmless, to the maximum extent allowed by law, from any and all liability for acts or omissions of Employee performed in the course of Employee's employment (or reasonably believed by Employee to be within the scope of his employment) provided that such acts or omissions do not constitute (a) criminal conduct, (b) willful misconduct, or (c) a fraud upon, or breach of Employee's duty of loyalty to, the Employer. Employer shall at all times carry Directors' and Officers' liability insurance in commercially reasonable amounts, but in any event not less than One Million Dollars ($1,000,000).

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   10.    MISCELLANEOUS.

          (a) COMPLETE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the matters set forth herein and supersedes all prior understandings and agreements between the parties as to such matters. No amendments or modifications shall be binding unless set forth in writing and signed by both parties.

          (b) SUCCESSORS AND ASSIGNS. Neither party may assign its rights or interest under this Agreement without the prior written consent of the other party, except that Employer's interest in this Agreement may be assigned to a successor by operation of law or to a purchaser purchasing substantially all of Employer's business. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective permitted successors and assigns.

          (c) SEVERABILITY. Each provision of this Agreement is severable, such that if any part of this Agreement shall be deemed invalid or unenforceable, the balance of this Agreement shall be enforced so as to give effect as to the intent of the parties.

          (d) REPRESENTATIONS OF EMPLOYER. Employer represents and warrants to Employee that it has the requisite limited liability company power to enter into this Agreement and perform the terms hereof and that the execution, delivery and performance of this Agreement have been duly authorized by all appropriate company action.

          (e) CONSTRUCTION. This Agreement shall be governed in all respects by the internal laws of the State of Maryland (excluding reference to principles of conflicts of law). As used herein, the singular shall include the plural, the plural shall include the singular, and the use of any pronoun shall be construed to refer to the masculine, feminine or neuter, all as the context may require.

          (f) NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed given on the date sent if delivered by hand or by facsimile, and on the next business day if sent by overnight courier or by United States mail, postage prepaid, to each party at the following address (or at such other address as a party may specify by notice under this section):

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

          IF TO EMPLOYER:

               Municipal Mortgage and Equity, L.L.C.
               218 North Charles Street
               Suite 500
               Baltimore, Maryland  21201
               Attention:  Chief Executive Officer

          IF TO EMPLOYEE:

               Michael L. Falcone
               8 Englewood Road
               Baltimore, Maryland  21210


          (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.



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


     IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the date and year first above written.

                                   EMPLOYER:
                                   --------

WITNESS:                           MUNICIPAL MORTGAGE AND EQUITY, L.L.C.


/S/ PATRICIA C. QUAYLE        By:  /S/ MARK K. JOSEPH
------------------------           --------------------------------------
                                   Mark K. Joseph
                                   President



                                   EMPLOYEE:
                                   --------

/S/ PATRICIA C. QUAYLE        By:  /S/ MICHAEL L. FALCONE
------------------------           -------------------------------------
                                   Michael L. Falcone






{2108SAG.caj
07/31/96
6252}





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